 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2010

FLINT TELECOM GROUP, INC.
 (Exact Name of Registrant as Specified in its Charter)

Nevada	000-21069	36-3574355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 College Blvd., Suite 500
Overland Park, KS 66210
 (Address of Principal Executive Offices)

(913) 815-1570
 (Registrant’s Telephone Number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

Subsequent to a special meeting of the majority shareholders of Flint Telecom Group, Inc. (the “Company”), held on August 10, 2010, which authorized an increase in the Company’s total authorized common shares to 900 million shares, the Company issued a total of 99,135,000 shares of common stock to ten investors as a result of conversions of all of the principal and accrued interest in a previously issued and outstanding convertible promissory note, converting a total of $54,981 of existing debt into shares of the Company’s common stock.

We believe our offering and sale of the securities in the above transaction, made to accredited investors and certain persons outside of the United States, was exempt from registration under Section 4(2) of the Securities Act and Regulation D and Regulation S, promulgated thereunder.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                      Description

4.1                      Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLINT TELECOM GROUP, INC.
By: /s/ Vincent Browne
Date: August 25, 2010	Vincent Browne
Chief Executive Officer